Exhibit 23.1


                        Consent of Spicer, Jeffries & Co.


                     [Letterhead of Spicer, Jeffries & Co.]



               Consent of Independent Certified Public Accountant

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-57184) of Global Diversified Acquisition Corp of our report dated July 2, 2003, which appears on pages F-1 through F-13 of this annual report on Form 10-KSB for the year ended March 31, 2003.

/s/ SPICER, JEFFRIES & Co.
--------------------------

Spicer, Jeffries & Co.
4155 E. Jewell Ave., Suite 307
Denver, Colorado 80222

July 14, 2003